AMENDED AND RESTATED BY-LAWS
OF
DWS GLOBAL HIGH INCOME FUND,
INC.
Dated as of March 11, 2009


ARTICLE 1
Charter and Offices

1.1 Charter. These By-Laws shall be subject to the terms of the Charter of DWS Global High
Income Fund, Inc. (the "Corporation"), as from time to time in effect. Any capitalized term not otherwise defined herein shall have the same meaning given to such term in the Charter.

1.2 Principal Office of the Corporation. The principal office of the Corporation in Maryland shall be located in Baltimore City, Maryland, or such other place as shall be determined by the Board of Directors from time to time. The
Corporation may have offices in such other places within or without the State of Maryland as the Board of Directors may from time to time determine.

ARTICLE 2
Directors

2.1  General Powers.  The property, business
and affairs of the Corporation shall be managed under the direction of the Board of Directors of the Corporation. All powers of the Corporation may be exercised by or under authority of the Board of Directors except as conferred on or reserved to the Shareholders by law, by the Charter or by these By-Laws. All acts done at any meeting of the Board of Directors or by any person acting as a Director, so long as his successor shall not have been duly elected or appointed, shall, notwithstanding that it be afterwards discovered that there was some defect in the election of the Directors or of such person acting as aforesaid or that they or any of them were disqualified, be as valid as if the Directors or such other person, as the case may be, had been duly elected and were or was qualified to be Directors or a Director of the Corporation.
2.2  Number of Directors.  The number of
Directors may be increased or decreased from time to time by resolution of the Board of Directors adopted by a majority of the entire
Board of Directors, provided that the number thereof shall never be less than the minimum number required by the Maryland General
Corporation Law nor more than 15.  No
reduction in the number of Directors by
resolution of the Board of Directors shall have the effect of removing any Director from office prior to the expiration of his term.

2.3 Term of Directors. On the first date on which the Corporation shall have more than one
(1) director, the directors (other than any director elected solely by holders of one or more classes or series of preferred stock in connection with dividend arrearages) shall be classified, with respect to the terms for which they severally hold office, into three classes, as nearly equal in number as possible as determined by the Board of Directors, one class to hold office initially for a term expiring at the next succeeding annual meeting of
Shareholders, another class to hold office initially for a term expiring at the second succeeding annual meeting of Shareholders and another class to hold office initially for a term expiring at the third succeeding annual meeting of Shareholders, with the members of each class to hold office until their successors are duly elected and qualify. At each annual meeting of the Shareholders, the successors to the class of directors whose term expires at such meeting shall be elected to hold office for a term expiring at the annual meeting of Shareholders held in the third year following the year of their election and until their successors are duly elected and qualify.
2.4  Qualifications of Directors.  The Board of
Directors may adopt qualification requirements for Directors from time to time (e.g., term limits, maximum age), and any such qualification requirements shall be deemed incorporated by reference into these By-Laws.

2.5 Resignation. A Director of the Corporation may resign at any time by giving written or electronic notice of his resignation to the Board of Directors, the Chairman of the Board, the President or the Secretary of the Corporation.
Any resignation shall take effect at the time specified in it or, should the time when it is to become effective not be specified in it, immediately upon its receipt. Acceptance of a resignation shall not be necessary to make it effective unless the resignation so states.

2.6 Vacancies. Prior to the effectiveness of the Corporation's election in Article V, Section 2 of the Charter: (i) any vacancies in the Board of Directors arising from an increase in the number of Directors may be filled by a vote of a majority of the entire Board of Directors and
(ii) any vacancies in the Board of Directors arising from death, resignation, removal, disqualification or any other cause may be filled by a vote of the majority of the remaining
Directors even though that majority is less than a quorum. Upon the effectiveness of the Corporation's election in Article V, Section 2 of the Charter, except as may be provided by the Board of Directors in setting the terms of any class or series of preferred stock, any and all vacancies on the Board of Directors may be filled only by the affirmative vote of a majority of the remaining Directors in office, even if the remaining Directors do not constitute a quorum, and any Director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which such vacancy occurred and until a successor is elected and qualifies.

2.7  Chairman.  The Directors may elect from
their own number a Chairman to hold office until his or her successor shall have been duly elected and qualified or until his earlier death, resignation, removal or disqualification. If the Chairman attends the meeting, the Chairman shall preside at all meetings of the Board of Directors and the Shareholders. In the absence of the Chairman of the Board, another Director who is not an "interested person" of the Corporation (as defined in the Investment
Company Act of 1940, as amended) shall
preside at all meetings of the Board of
Directors. The Chairman shall have such other duties and powers as the Board of Directors may from time to time determine, but shall have no individual authority to act for the Corporation as an officer of the Corporation.

2.8  Place and Manner of Meetings.  The
Board of Directors may hold their meetings either within or outside the State of Maryland at such place or places as they may from time to time determine or by means of remote communication. Members of the Board of Directors or a committee of the Board of Directors may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at the meeting. Meetings of the Board of Directors or committees thereof may be held in conjunction with meetings of other investment companies having the same investment adviser or an affiliated investment adviser as the Corporation.
Meetings of the Board of Directors shall be presided over by the Chairman of the Board of Directors, or, if he does not attend the meeting, by another Director designated by the Chairman or, if no Director is so designated, by a chairman to be elected by the Directors at the meeting.

2.9  Regular Meetings. Regular meetings of the
Board of Directors may be held without notice at such time and place or by remote communication as shall from time to time be determined by the Board of Directors, provided that notice of every determination of the Board of Directors fixing or changing the time or place for the holding of regular meetings of the Board shall be sent promptly to each Director not present at the meeting at which such time and place was fixed or such change was made. Such notice shall be in the manner provided for notices of special meetings of the Board of Directors.

2.10  Special Meetings.  Special meetings of
the Board of Directors may be held at any time and at any place or by remote communication designated in the call of the meeting when called by the Chairman, the President or by two or more Directors, sufficient notice thereof as described in Section 2.11 below being given to each Director by the Secretary or an Assistant
Secretary or by the person calling the meeting.

2.11 Notice of Special Meetings. It shall be sufficient notice to a Director of a special meeting to send notice by overnight mail at least forty eight hours or by email or facsimile at least 24 hours before the meeting addressed to the Director at his or her usual or last known business or residence address, email address or facsimile number as applicable, or to give notice to him or her in person or by telephone at least
24 hours before the meeting. Notwithstanding the foregoing, in the event the time or place of a meeting is changed less than 24 hours before the meeting, notice of the change shall be deemed sufficient if provided to a Director by email, telephone or in person at any time prior to the start of the meeting. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

2.12  Waiver of Notice of Meetings.  Notice,
when required, of any meeting of the Board of Directors or a committee of the Board, need not be given to any Director who delivers a written or electronic waiver of notice before or after the meeting and such waiver is filed with the records of the meeting, or to any Director who is present at the meeting.

2.13  Quorum and Manner of Acting.  At any
meeting of the Board of Directors, a majority of the members of the entire Board of Directors shall constitute a quorum for the transaction of business; provided, however, that if (i) the Board of Directors consists of two or three
Directors, then two Directors shall constitute a quorum and (ii) the Board of Directors consists of one Director, then that one shall constitute a quorum. The act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by the Charter, these By-
Laws, or the 1940 Act. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.
2.14  Action by Consent.  Any action required
or permitted to be taken at a meeting of the Board of Directors or a committee of the Board may be taken without a meeting, if a unanimous consent which sets forth the action is given in writing or by electronic transmission by each member of the Board or the committee and filed in paper or electronic form with the minutes of proceedings of the Board or committee.

2.15  Compensation of Directors.  Each
Director shall be entitled to receive
compensation, if any, as may from time to time be fixed by the Board of Directors, including a fee for each meeting of the Board, regular or special, he attends. At the discretion of the Board of Directors, Directors may also be reimbursed by the Corporation for all reasonable expenses incurred in traveling to and from the place of a Board meeting.

2.16  Counsel and Experts.  The Directors who
are not "interested persons" of the Corporation pursuant to the 1940 Act may from time to time as they may determine, at the Corporation's expense, hire such employees and retain such counsel, accountants, appraisers or other experts or consultants whose services such Directors may, in their discretion, determine to be necessary or desirable from time to time, including services to one or more committees established by the Directors, and may execute any agreements, contracts, instruments or other documents in connection therewith.

ARTICLE 3
Officers

3.1 Enumeration; Qualification. The officers of the Corporation shall be a President, a Treasurer, a Secretary and such other officers as the Board of Directors from time to time may in their discretion elect, appoint or authorize in accordance with Section 3.2 below. Any officer of the Corporation may but need not be a Director or a Shareholder. Any two or more offices, except those of President and Vice-
President, may be held by the same person.

3.2 Election. The President, the Treasurer and the Secretary shall be elected by the Board of Directors upon the occurrence of a vacancy in any such office. Other officers, if any, may be elected or appointed by the Board of Directors at any time. Vacancies in any such other office may be filled at any time.

3.3 Tenure. Each officer shall hold office until he or she dies, resigns, is removed or becomes disqualified.

3.4  Powers.  Each officer shall have, in
addition to the duties and powers herein and in the Charter set forth, such duties and powers as are commonly incident to the office occupied by him or her and such other duties and powers as the Board of Directors may from time to time designate.

3.5  Chief Executive Officer.  If one is
appointed, the Chief Executive Officer shall, in the absence of the Chairman, preside at all meetings of the Shareholders. The Chief
Executive Officer shall be the principal executive officer, with all duties and responsibilities theretofore designated. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the Corporation or a different mode of execution is expressly prescribed by the Board of Directors or these By-Laws or where otherwise required by law, the Chief Executive
Officer may execute any documents or
instruments which the Board of Directors has authorized to be executed or the execution of which is in the ordinary course of the Corporation's business.

3.6  President.  The President shall, in the
absence of the Chairman and Chief Executive
Officer, preside at all meetings of the
Shareholders. The President may call meetings of the Board of Directors and of any committee thereof when he or she deems it necessary. The
President shall, subject to the control of the Board of Directors, have general charge and supervision over the daily affairs of the Corporation. The President shall have the power to employ such subordinate officers, agents, clerks and employees as he or she may find necessary to transact the business of the Corporation. The President shall also have the power to grant, issue, execute or sign such powers of attorney, proxies or other documents as may be deemed advisable or necessary in furtherance of the interests of the Corporation.

3.7 Treasurer. Unless the Board of Directors provide otherwise, the Treasurer shall be the chief financial and accounting officer of the Corporation, and shall, subject to the provisions of the Charter and to any arrangement made by the Directors with a custodian, investment adviser or manager, or transfer, shareholder servicing or similar agent, be in charge of the papers, books of account and accounting records of the Corporation, and shall have such other duties and powers as may be designated from time to time by the Chief Executive Officer or the President.

3.8 Secretary. The Secretary shall record all proceedings of the Shareholders and the Directors in books to be kept therefor, which books or a copy thereof shall be kept at an office of the Corporation. In the absence of the Secretary from any meeting of the Shareholders or Directors, an Assistant Secretary, or if there be none or if he or she is absent, a temporary secretary chosen at such meeting shall record the proceedings thereof in the aforesaid books.

3.9  Resignations and Removals.  Any officer
may resign at any time by giving written notice of his resignation to the Board of Directors, the Chairman of the Board, the Chief Executive
Officer, the President or the Secretary of the Corporation. Such resignation shall be effective upon receipt unless specified to be effective at some other time. Any officer or agent of the Corporation may be removed by the Board of Directors whenever in the Board's judgment the best interests of the Corporation will be served thereby. Removal shall be without prejudice to the person's contract rights, if any, but the appointment of any person as an officer or agent of the Corporation shall not of itself create contract rights.

ARTICLE 4
Committees

4.1  Establishment and Authority.  The Board
of Directors may, by resolution passed by a majority of the entire Board of Directors, designate from among its members an executive and one or more other committees. Each committee shall consist of one or more of the Directors of the Corporation, which, to the extent provided in the resolution and as permitted by the Maryland General Corporation
Law, shall have and may exercise the powers of the Board of Directors. Each committee may fix its own rules and procedures, and adopt its own Charter, in each case subject to approval by the Board of Directors and not inconsistent with the resolution appointing the committee or these By-Laws. The members of a committee present at any meeting, whether or not they constitute a quorum, may appoint a Director to act in the place of an absent member.
4.2 Quorum; Voting. Unless the specific rules and procedures adopted by a committee in accordance with Section 4.1 provide otherwise, a majority of the members of any committee of the Board of Directors shall constitute a quorum for the transaction of business, and the act of a majority of the members of the committee present at any committee meeting at which there is a quorum shall be the act of the committee.

4.3  Compensation of Members.  The chair, if
any, and members of any duly appointed
committee shall receive such compensation and/or fees and reimbursement for expenses as from time to time may be determined by the Board of Directors.

ARTICLE 5
Reports and Communications

5.1 General. The Directors and officers shall render notices and reports at the time and in the manner required by any applicable law.
Officers and committees of the Board of
Directors shall render such additional reports as they may deem desirable or as may from time to time be required by the Board of Directors.

5.2.  Communications with Shareholders.
Any notices, reports, proxy statements or other communications required under the Charter, these By-Laws or applicable law to be sent to Shareholders of the Corporation, may be sent, delivered or made available in any reasonable manner as may be determined by the Board of Directors if not otherwise prohibited by applicable law, including, without limitation, by email or other electronic transmission. If not otherwise prohibited by applicable law, all such communications may be sent, delivered or otherwise made available to Shareholders in accordance with householding or other similar rules under which a single copy of such communication may be sent to Shareholders who reside at the same address.

5.3 Waiver of Notice. Whenever any notice of the date, hour, place, means of remote communication and/or purpose of any meeting of Shareholders of the Corporation, is required to be given under the provisions of the Maryland General Corporation Law or under the provisions of the Charter or these By-Laws, a waiver thereof in writing or by electronic transmission by the person or persons entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting in person or by proxy, shall be deemed equivalent to the giving of such notice to such person.
Except as otherwise provide by the Maryland
General Corporation Law, the Charter and these
By-Laws, a Shareholder may waive receipt of any other communication from the Corporation.

ARTICLE 6
Seal

6.1  General.  The Board of Directors may
adopt a seal of the Corporation which shall be in such form and shall have such inscription thereon as the Board of Directors may from time to time prescribe, but unless otherwise required by the Board of Directors or applicable law, the seal shall not be necessary to be placed on and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Corporation. If the Corporation is required to place its seal to a document under any applicable law, the Corporation may meet the requirements of any such law by placing the word "(seal)" adjacent to the signature of the person authorized to sign the document on behalf of the Corporation.

ARTICLE 7
Execution of Papers

7.1 General. All deeds, leases, contracts, notes and other obligations made by the Corporation shall be signed by the Chief Executive Officer, the President, any Vice President elected by the Directors, the Treasurer or the Secretary, except as the Directors may generally or in particular cases authorize the execution thereof in some other manner, or as otherwise provided in these By-Laws.

ARTICLE 8
Shares and Share Certificates

8.1 Share Certificates. The Board of Directors may authorize the issuance of shares of stock without certificates and, in such case, shares of stock shall be held on the books of the Corporation or one or more transfer agents of the Corporation, and the record holders of such shares of stock shall be treated for all purposes as Shareholders under the Charter.

If the Corporation issues certificates for shares of stock, each such certificate shall be in such form as the Board of Directors may prescribe from time to time, shall bear the Corporation's name and a distinguishing number, shall exhibit the holder's name and the number of shares of stock owned by such holder, and shall be signed by the president, a vice president, the chief executive officer, the chief operating officer, the chief financial officer, the chairman of the board or the vice chairman of the board, and countersigned by the secretary or an assistant secretary or the treasurer or an assistant treasurer. Such signatures may be facsimile, printed or engraved if the certificate is signed by the transfer agent with respect to such shares of stock or by a registrar. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall cease to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the time of its issue.

8.2 Share Transfers. Transfers of shares of stock of the Corporation shall be made only on the books of the Corporation, as maintained by the transfer agent with respect to such shares of stock, by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the transfer agent for such shares of stock, and upon surrender of any certificate or certificates representing such shares of stock, if any, properly endorsed and the payment of all taxes thereon. Except as may be otherwise provided by law or these By-Laws, the person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation;
provided that properly documented pledges of shares of stock as collateral security may be accounted for by any transfer agent in accordance with the transfer agent's standard procedures with respect thereto.

8.3 Loss of Certificates. The transfer agent for any shares of stock, with the approval of any two officers, is authorized to issue and countersign replacement certificates for shares of stock which have been lost, stolen or destroyed upon (i) receipt of an affidavit or affidavits of loss or non-receipt and of an indemnity agreement executed by the registered holder or his legal representative and supported by an open penalty surety bond, said agreement and said bond in all cases to be in form and content satisfactory to and approved by the President or the Treasurer, or (ii) receipt of such other documents and assurances as may be approved by the Board of Directors.

8.4 Regulations. The Board of Directors may make such additional rules and regulations, not inconsistent with these By-Laws, as they may deem expedient concerning the issue, certification, transfer and registration of shares of stock.

8.5  Beneficial Owners of Stock.
Notwithstanding anything to the contrary
contained in these By-Laws, the Board of
Directors may adopt by resolution a procedure
by which a Shareholder may certify in writing to
the Corporation that any shares of stock
registered in the name of the Shareholder are
held for the account of a specified person other
than the Shareholder. The resolution shall set
forth the Shareholders who may make the
certification; the purpose for which the
certification may be made; the form of
certification and the information to be contained
in it; if the certification is with respect to a
record date, the time after the record date within
which the certification must be received by the
Corporation; and any other provisions with
respect to the procedure which the Board
considers necessary or desirable. On receipt of a
certification that complies with the requirements
established by the Board's resolution, the person
specified in the certification shall be, for the
purpose set forth in the certification, the holder
of record of the specified stock in place of the
Shareholder who makes the certification.
8.6  Fixing of Record Date for Dividends,
Distributions, etc.   The Board of Directors
may fix, in advance, a date not more than 90 days preceding the date fixed for the payment of any dividend or the making of any distribution, or the allotment of any other rights, as the record date for the determination of the Shareholders of the Corporation entitled to receive any such dividend, distribution or allotment, and in such case only the Shareholders of record of the Corporation at the time so fixed shall be entitled to receive such dividend, distribution or allotment. If no record date has been fixed, the record date for determining Shareholders of the Corporation entitled to receive dividends, distributions or an allotment of any rights shall be the close of business on the day on which the resolution of the Board of Directors declaring the dividend, distribution or allotment of rights is adopted, but the payment or allotment shall not be made more than sixty (60) days after the date on which the resolution is adopted.
ARTICLE 9
Shareholders

9.1  Annual Meetings.  The annual meeting of
the Shareholders of the Corporation shall be held on a date fixed from time to time by the Board of Directors.

9.2  Special Meetings; Postponements.

      (a)	General.  Meetings of the
Shareholders of the Corporation other than annual meetings (each such meeting a "special meeting") may be called at any time by the Board of Directors or by the Chief Executive
Officer or the President and, subject to subsection (b) of this Section 9.2, shall be called by the Chief Executive Officer, the President or the Secretary at the request in writing of Shareholders entitled to cast not less than a majority of the votes entitled to be cast at the meeting. Business transacted at all special meetings of Shareholders shall be confined to the purpose or purposes stated in the notice of the meeting. The Board of Directors has the sole power to fix the date, time and place, if any, and the means of remote communication, if any, by which Shareholders and proxy holders may be considered present in person and may vote at any special meeting. A special meeting may be called only for the purpose of transacting such business that is proper for Shareholder action under the charter of the Corporation, these Bylaws and applicable law and as may properly come before such meeting.

Any meeting of the Shareholders of the
Corporation, whether annual or special, may be postponed by the Board of Directors prior to the meeting by sending notice to the Shareholders entitled to vote at or to receive notice of the meeting, such notice to be given in the manner described in Section 9.5.

      (b)	Shareholder Requested Special
Meetings. (1) Any Shareholder of record seeking to have Shareholders request a special meeting shall, by sending written notice to the Secretary (the "Record Date Request Notice") by registered mail, return receipt requested, request the Board of Directors to fix a record date to determine the Shareholders entitled to request a special meeting (the "Request Record
Date"). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more Shareholders of record as of the date of signature (or their agents duly authorized in a writing accompanying the Record Date Request Notice), shall bear the date of signature of each such Shareholder (or such agent) and shall set forth all information relating to each such Shareholder that must be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation
14A (or any successor provision) under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "1934 Act"). Upon receiving the Record Date Request Notice, the Board of
Directors may fix a Request Record Date.  The
Request Record Date shall not precede and shall not be more than ten days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Directors. If the Board of Directors, within ten days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date, the Request Record Date shall be the close of business on the tenth day after the first date on which the Record Date
Request Notice is received by the Secretary.

      (2)	In order for any Shareholder to
request a special meeting, one or more written requests for a special meeting signed by Shareholders of record (or their agents duly authorized in a writing accompanying the request) as of the Request Record Date entitled to cast not less than a majority (the "Special
Meeting Percentage") of all of the votes entitled to be cast at such meeting (the "Special Meeting
Request") shall be delivered to the Secretary. In addition, the Special Meeting Request shall set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to those lawful matters set forth in the Record Date Request Notice received by the
Secretary), shall bear the date of signature of each such Shareholder (or such agent) signing the Special Meeting Request, shall set forth the name and address, as they appear in the Corporation's books, of each Shareholder signing such request (or on whose behalf the Special Meeting Request is signed) and the class, series and number of all shares of stock of the Corporation which are owned by each such Shareholder, and the nominee holder for, and number of, shares owned by such Shareholder beneficially but not of record, shall be sent to the Secretary by registered mail, return receipt requested, and shall be received by the Secretary within 60 days after the Request Record Date.
Any requesting Shareholder (or agent duly authorized in a writing accompanying the revocation or the Special Meeting Request) may revoke his, her or its request for a special meeting at any time by written revocation delivered to the Secretary.

      (3)	The Secretary shall inform the
requesting Shareholders of the reasonably estimated cost of preparing and mailing the notice of meeting (including the Corporation's proxy materials). The Secretary shall not be required to call a special meeting upon Shareholder request and such meeting shall not be held unless, in addition to the documents required by paragraph (2) of this Section 9.2(b), the Secretary receives payment of such reasonably estimated cost prior to the mailing of any notice of the meeting.

      (4)	In the case of any special
meeting called by the Secretary upon the request of Shareholders (a "Shareholder Requested
Meeting"), such meeting shall be held at such place, date and time as may be designated by the Board of Directors; provided, however, that the date of any Shareholder Requested Meeting shall be not more than 90 days after the record date for such meeting (the "Meeting Record
Date"); and provided further that if the Board of Directors fails to designate, within ten days after the date that a valid Special Meeting Request is actually received by the Secretary (the
"Delivery Date"), a date and time for a
Shareholder Requested Meeting, then such meeting shall be held at 2:00 p.m. local time on the 90th day after the Meeting Record Date or, if such 90th day is not a Business Day (as defined below), on the first preceding Business
Day; and provided further that in the event that the Board of Directors fails to designate a place for a Shareholder Requested Meeting within ten days after the Delivery Date, then such meeting shall be held at the principal executive office of the Corporation. In fixing a date for any special meeting, the Chairman of the Board, the Chief
Executive Officer, the President or the Board of Directors may consider such factors as he, she or it deems relevant within the good faith exercise of business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for meeting and any plan of the Board of Directors to call an annual meeting or a special meeting. In the case of any Shareholder Requested Meeting, if the Board of
Directors fails to fix a Meeting Record Date that is a date within 30 days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record
Date. The Board of Directors may revoke the notice for any Shareholder Requested Meeting in the event that the requesting Shareholders fail to comply with the provisions of paragraph (3) of this Section 9.2(b).

      (5)	If written revocations of requests
for the special meeting have been delivered to the Secretary and the result is that Shareholders of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and not revoked, requests for a special meeting to the Secretary, the Secretary shall: (i) if the notice of meeting has not already been mailed, refrain from mailing the notice of the meeting and send to all requesting
Shareholders who have not revoked such
requests written notice of any revocation of a request for the special meeting, or (ii) if the notice of meeting has been mailed and if the Secretary first sends to all requesting
Shareholders who have not revoked requests for a special meeting written notice of any revocation of a request for the special meeting and written notice of the Secretary's intention to revoke the notice of the meeting, revoke the notice of the meeting at any time before ten days before the commencement of the meeting.
Any request for a special meeting received after a revocation by the Secretary of a notice of a meeting shall be considered a request for a new special meeting.

      (6)	The Board of Directors, the
Chairman of the Board, the Chief Executive
Officer or the President may appoint
independent inspectors of elections to act as the agent of the Corporation for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting
Request received by the Secretary. For the purpose of permitting the inspectors to perform such review, no such purported request shall be deemed to have been delivered to the Secretary until the earlier of (i) five Business Days after receipt by the Secretary of such purported request and (ii) such date as the independent inspectors certify to the Corporation that the valid requests received by the Secretary represent at least the Special Meeting
Percentage.  Nothing contained in this
paragraph (6) shall in any way be construed to suggest or imply that the Corporation or any Shareholder shall not be entitled to contest the validity of any request, whether during or after such five-Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

      (7)	For purposes of these Bylaws,
"Business Day" shall mean any day other than a Saturday, a Sunday or other day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

9.3 Place of Holding Meetings. All meetings of Shareholders of the Corporation shall be held at such place within or without the State of Maryland as designated by the Board of Directors in the notice of the meeting.
Notwithstanding the foregoing but subject to the requirements of the Maryland General
Corporation Law, the Board of Directors may determine that the meeting not be held at any place but instead by held solely by means of remote communication.

9.4  Record Dates.  The Board of Directors
may set a record date for the purpose of determining the Shareholders of the Corporation who are entitled to notice of or to vote at any meeting. The record date may not be prior to the close of business on the day the record date is fixed, and may not be more than 90 days prior to the date of the notice or the date of the meeting (except as permitted by Section 9.7), nor fewer than 10 days before the date of the meeting. If no record date has been fixed, the record date for the determination of Shareholders entitled to notice of or to vote at a meeting of Shareholder of the Corporation or Shareholders shall be the later of the close of business on the day on which notice of the meeting is mailed or the thirtieth day before the meeting. All persons who were holders of record of shares of stock of the Corporation as of the record date of the meeting, and no others, shall be entitled to notice of and to vote at such meeting and adjournments and postponements thereof.

9.5 Notice of Meetings. Not less than ten nor more than 90 days before the date of a meeting of the Shareholders of the Corporation, the Secretary shall give each Shareholder entitled to vote at or to receive notice of the meeting, notice stating the date, time and place of the meeting, if any, and the means of remote communication, if any, by which Shareholders and proxy holders may be deemed to be present in person and may vote at the meeting and, in the case of a special meeting or a meeting at which an action proposed to be taken requires advance notice of the purpose of such action, the purpose or purposes for which the meeting is called. Notice is given to a Shareholder when it is (i) personally delivered to the Shareholder,
(ii) left at the Shareholder's residence or usual place of business, (iii) mailed to the Shareholder, postage prepaid, at the
Shareholder's address as it appears on the records of the Corporation, or (iv) transmitted to the Shareholder by an electronic transmission to any address or number of the Shareholder at which the Shareholder receives electronic transmissions.

9.6  Quorum; Action.  The presence in person
or by proxy of Shareholders entitled to cast a majority of the votes entitled to be cast (without regard to class or series) shall constitute a quorum at any meeting of Shareholders, except with respect to any such matter that, under applicable statutes or regulatory requirements or the Charter, requires approval by a separate vote of one or more classes or series of stock, in which case the presence in person or by proxy of the holders of shares entitled to cast a majority of the votes entitled to be cast by each such class or series on such a matter shall constitute a quorum. However, this section shall not affect any requirement under any statute or the Charter for the vote necessary for the adoption of any measure. For the purposes of establishing whether a quorum is present, all shares of stock present and entitled to vote, including abstentions and broker non-votes, shall be counted. If less than a quorum shall be in attendance at the time for which the meeting shall have been called, the meeting may be adjourned from time to time as provided in
Section 9.7 of this Article 9.

The Shareholders who are entitled to vote and are present at any duly called and convened meeting may continue to do business for which the particular meeting was called until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum. The absence from any meeting in person or by proxy of holders of the number of shares of stock of the Corporation required for action upon any given matter shall not prevent action at the meeting on any other matter or matters that may properly come before the meeting, so long as there are present, in person or by proxy, holders of the number of shares of stock of the Corporation required for action upon the other matter or matters.

Directors shall be elected by the affirmative vote of the holders of a majority of the shares of stock outstanding and entitled to vote thereon.
Each share may be voted for as many
individuals as there are directors to be elected and for whose election the share is entitled to be voted. A majority of the votes cast at a meeting of Shareholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by the Charter or applicable law, including, without limitation, the 1940 Act.

9.7  Adjournments.  Whether or not a quorum
is present, a meeting of the Shareholders of the Corporation may be adjourned from time to time (with respect to any one or more matters) by the chairman of the meeting without notice other than announcement at the meeting at which the adjournment is taken.

In addition, upon motion of the chairman of the meeting, the question of adjournment may be submitted to a vote of the Shareholders, and, in any such case, any adjournment with respect to one or more matters must be approved by the vote of holders of a majority of the shares of stock present and entitled to vote with respect to the matter or matters adjourned, and without further notice other than announcement at the meeting at which the adjournment is taken.
Unless a proxy is otherwise limited in this regard, any shares of stock present and entitled to vote at a meeting that are represented by broker non-votes, may, at the discretion of the proxies named therein, be voted in favor of such an adjournment.

At any adjourned meeting at which a quorum shall be present any action may be taken that could have been taken at the meeting originally called. A meeting may not be adjourned to a date more than 120 days after the original record date without further notice of the adjourned meeting date.

9.8 Proxies. At any meeting of Shareholders of the Corporation, any holder of shares of stock entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Corporation as the Board of Directors or officers may direct, for verification prior to the time at which such vote shall be taken. In connection with the solicitation of proxies by the Board of Directors, a Shareholder may give instructions through telephonic or electronic methods of communication or via the Internet for another person to execute his or her proxy, if in each case such method has been authorized by the Corporation by its officers, and pursuant in each case to procedures established or approved by the officers of the Corporation or agents employed by the Corporation for such purpose as reasonably designed to verify that such instructions have been authorized by such Shareholder; and the placing of a Shareholder's name on a proxy pursuant to such instructions shall constitute execution of such proxy by or on behalf of such Shareholder. A proxy purporting to be executed or authorized by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. Unless otherwise specifically limited by their terms, proxies shall entitle the holder thereof to vote at any postponement or adjournment of a meeting.
No proxy shall be valid after the expiration of eleven months from the date thereof, unless otherwise provided in the proxy. Except in those cases in which the proxy states that it is irrevocable and where an irrevocable proxy is permitted by law, a Shareholder who has submitted a proxy at a meeting may revoke or withdraw the proxy: (i) with respect to any matter to be considered at the meeting or any postponement or adjournment thereof if such revocation or withdrawal is properly received prior to the vote on that matter and (ii) by delivering a duly executed proxy bearing a later date or by attending the meeting or the postponement or adjournment thereof and voting in person.

9.9  Conduct of Meetings.  Meetings of
Shareholders of the Corporation shall be presided over by the Chairman of the Board of Directors or, if he does not attend the meeting, by another person designated by the Chairman or, if no person is so designated, by the most senior officer of the Corporation present at the meeting. The person presiding over any such meeting shall serve as chairman of the meeting and shall determine the order of business of the meeting and may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman, are appropriate for the proper conduct of the meeting. At all meetings of Shareholders of the Corporation, unless voting is conducted by inspectors, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the chairman of the meeting.
Unless otherwise determined by the chairman of the meeting, meetings shall not be required to be held in accordance with the rules of parliamentary procedure.

9.10 Inspectors of Election. In advance of or at any meeting of Shareholders of the Corporation, the Board of Directors, or at the meeting, the chairman of the meeting, may appoint one or more Inspectors of Election to act at the meeting or any postponement or adjournment thereof. Unless otherwise instructed by the Board of Directors or the chairman of the meeting, the Inspectors of Election shall determine the number of shares of stock outstanding of the Corporation, the shares of stock represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies; shall receive votes, ballots or consents; shall hear and determine all challenges and questions in any way arising in connection with the right to vote;
and shall count and tabulate all votes and consents, determine the results, and do such other acts as may be proper to conduct the election or vote.

9.11	Advance Notice of Shareholder
Nominees for Directors and Other
Shareholder Proposals.

      (a)	Annual Meetings of
Shareholders. (1) Nominations of individuals for election to the Board of Directors and the proposal of other business to be considered by the Shareholders may be made at an annual meeting (i) pursuant to the Corporation's notice of meeting given by the Secretary of the Corporation pursuant to Section 9.5 of these Bylaws, (ii) by or at the direction of the Board of Directors or (iii) by any Shareholder of the Corporation if such Shareholder (A) can demonstrate to the Corporation record ownership of shares of the Corporation's stock, both as of the time the Shareholder Notice (as defined below) was delivered to the Secretary of the Corporation as provided in paragraph (2) of this Section 9.11(a) and at the time of the annual meeting, (B) is entitled to vote the applicable shares at the meeting and (C) has complied with the procedures set forth in this Section 9.11(a).
The requirements of this Section 9.11 shall apply to any business to be brought before an annual meeting by a Shareholder whether such business is to be included in the Corporation's proxy statement pursuant to Rule 14a-8 of the proxy rules (or any successor provision) promulgated under the 1934 Act, presented to Shareholders by means of an independently financed proxy solicitation or otherwise presented to Shareholders.

      (2)	For nominations or other
business to be properly brought before an annual meeting by a Shareholder pursuant to clause (iii) of paragraph (a)(1) of this Section
9.11, the Shareholder must have given timely notice thereof in writing to the Secretary of the Corporation (a "Shareholder Notice") and such other business must otherwise be a proper matter for action by the Shareholders. To be timely, a Shareholder Notice shall be delivered to the Secretary at the principal executive office of the Corporation not earlier than the 150th day and not later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date on which notice of the prior year's annual meeting was first given to Shareholders;
provided, however, that in the event that the date of the annual meeting set forth in a notice of meeting given by the Secretary of the Corporation pursuant to Section 9.5 of these Bylaws is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year's annual meeting, the
Shareholder Notice, to be timely, must be so delivered not earlier than the 120th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall any postponement or adjournment of an annual meeting, or the public announcement thereof, commence a new time period (or extend any time period) for the giving of a Shareholder
Notice.  To be in proper form, a Shareholder
Notice (whether given pursuant to this Section
9.11(a)(2) or Section 9.11(b)) shall: (i) set forth as to each individual whom the Shareholder proposes to nominate for election or reelection as a director, (A) the name, age, date of birth, nationality, business address and residence address of such individual, (B) the class, series and number of any shares of stock of the Corporation that are owned of record or beneficially by such individual, (C) the date such shares were acquired and the investment intent of such acquisition, (D) whether such Shareholder believes any such individual is, or is not, an "interested person" of the Corporation, as defined in the 1940 Act and information regarding such individual that is sufficient, in the discretion of the Board of Directors or any committee thereof or any authorized officer of the Corporation, to make such determination,
(E) all other information relating to such individual that would be required to be disclosed in a proxy statement or otherwise required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Regulation
14A (or any successor provision) under the 1934 Act and the rules and regulations thereunder (including such individual's written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (F) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such Shareholder and any Shareholder
Associated Person (as defined below), if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the Shareholder making the nomination and any Shareholder Associated Person, or any affiliate or associate thereof or Person acting in concert therewith, were the "registrant" for purposes of such Item and the nominee were a director or executive officer of such registrant;
(ii) if the Shareholder Notice relates to any business other than a nomination of a director or directors that the Shareholder proposes to bring before the meeting, set forth (A) a brief description of the business desired to be brought before the meeting, the reasons for proposing such business at the meeting and any material interest in such business of such Shareholder and any Shareholder Associated Person, individually or in the aggregate, including any anticipated benefit to the Shareholder and any Shareholder Associated Person therefrom and
(B) a description of all agreements,
arrangements and understandings between such
Shareholder and such Shareholder Associated
Person, if any, and any other Person or Persons
(including their names) in connection with the proposal of such business by such Shareholder;
(iii) set forth, as to the Shareholder giving the Shareholder Notice and any Shareholder
Associated Person, (A) the class, series and number of all shares of stock of the Corporation which are, directly or indirectly, owned beneficially and of record by such Shareholder and by such Shareholder Associated Person, if any, and the nominee holder for, and number of, shares owned beneficially but not of record by such Shareholder and by any such Shareholder
Associated Person, (B) any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or settlement payment date or mechanism at a price related to any class or series of shares of the Corporation or with value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a "Derivative Instrument") directly or indirectly owned beneficially by such Shareholder and by such Shareholder
Associated Person, if any, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (C) any proxy, contract, arrangement, understanding or relationship pursuant to which such Shareholder and such Shareholder Associated Person, if any, has a right to vote any shares of any security of the Corporation, (D) any short interest in any security of the Corporation (for purposes of this Section 9.11(a)(2), a Person shall be deemed to have a short interest in a security if such Person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the Corporation owned beneficially by such Shareholder or Shareholder Associated Person, if any, that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in the shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership or other entity in which such Shareholder or Shareholder Associated Person, if any, is a general partner or holds a similar position or, directly or indirectly, beneficially owns an interest in a general partner or entity that holds a similar position, (G) any performance-related fees (other than an asset-based fee) that such Shareholder or Shareholder Associated Person, if any, is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of the Shareholder Notice, including without limitation any such interest held by members of such Shareholder's or Shareholder
Associated Person's, if any, immediate family sharing the same household (which information shall be supplemented by such Shareholder or Shareholder Associated Person, if any, not later than ten days after the record date for the meeting to disclose such ownership as of the record date) and (H) any other derivative positions held of record or beneficially by the Shareholder and any Shareholder Associated
Person and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding has been made, the effect or intent of which is to mitigate or otherwise manage benefit, loss or risk of share price changes or to increase or decrease the voting power of, such Shareholder or any Shareholder
Associated Person with respect to the
Corporation's securities; (iv) set forth, as to the Shareholder giving the Shareholder Notice and any Shareholder Associated Person, (A) the name and address of such Shareholder as they appear on the Corporation's stock ledger and current name and address, if different, and of such Shareholder Associated Person and (B) any other information relating to such Shareholder and Shareholder Associated Person, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Regulation 14A (or any successor provision) under the 1934 Act and the rules and regulations thereunder; (v) set forth, to the extent known by the Shareholder giving the Shareholder Notice, the name and address of any other Shareholder or beneficial owner of shares of the Corporation's stock supporting the nominee for election or reelection as a director or the proposal of other business on the date of the applicable Shareholder Notice; (vi) with respect to each nominee for election or reelection as a director, be accompanied by a completed and signed questionnaire, representation and agreement required by Section 9.12 of these Bylaws; (vii) set forth any material interest of the Shareholder providing the Shareholder
Notice, or any Shareholder Associated Person, in the matter proposed (other than as a Shareholder of the Corporation); and (viii) include a representation that the Shareholder or an authorized representative thereof intends to appear in person at the meeting to act on the matter(s) proposed. With respect to the nomination of an individual for election or reelection as a director pursuant to Section
9.11(a)(1)(iii), the Corporation may require the proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve an in independent director of the Corporation or that could be material to a reasonable Shareholder's understanding of the independence, or lack thereof, of such nominee. If a nominee fails to provide such written information within five
Business Days, the information requested may be deemed by the Board of Directors not to have been provided in accordance with this Section
9.11.

      (3)	Notwithstanding anything in the
second sentence of subsection (a)(2) of this
Section 9.11 to the contrary, in the event the Board of Directors increases the number of directors and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year's annual meeting, a Shareholder Notice required by this Section 9.11(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive office of the Corporation not later than 5:00 p.m., Eastern
Time, on the tenth day following the day on which such public announcement is first made by the Corporation.

      (4)	For purposes of this Section 9.11,
"Shareholder Associated Person" of any
Shareholder shall mean (i) any Person
controlling, directly or indirectly, or acting in concert with, such Shareholder, including any beneficial owner of the Corporation's securities on whose behalf a nomination or proposal is made, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such Shareholder and (iii) any Person controlling, controlled by or under common control with such Shareholder
Associated Person.  For purposes of the
definition of Shareholder Associated Person, the term "control" (including the terms
"controlling," "controlled by" and "under common control with") has the same meaning as in Rule 12b-2 under the 1934 Act.

      (b)	Special Meetings of
Shareholders. Only such business shall be conducted at a special meeting of Shareholders as shall have been brought before the meeting pursuant to the notice of meeting given by the Secretary of the Corporation pursuant to Section
9.5 of these Bylaws.  Nominations of
individuals for election to the Board of Directors may be made at a special meeting of Shareholders at which directors are to be elected
(i) pursuant to the Corporation's notice of meeting given by the Secretary of the Corporation pursuant to Section 9.5 of these Bylaws, (ii) by or at the direction of the Board of Directors or (iii) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any Shareholder of the Corporation if such Shareholder (A) can demonstrate to the Corporation record ownership of such shares both as of the time the Shareholder Notice was delivered to the Secretary of the Corporation as provided in Section 9.11(a)(2) of these Bylaws and at the time of the special meeting, (B) is entitled to vote the applicable shares at the special meeting and (C) has complied with the procedures set forth in this Section 9.11 as to such nomination. In the event that a special meeting of Shareholders is called for the purpose of electing one or more individuals to the Board of Directors, any Shareholder may nominate an individual or individuals (as the case may be) for election to such position(s) as specified in the Corporation's notice of meeting, if the Shareholder Notice required by paragraph
(2) of Section 9.11(a) of these Bylaws shall be delivered to the Secretary at the principal executive office of the Corporation not earlier than the 120th day prior to such special meeting of Shareholders and not later than 5:00 p.m., Eastern Time, on the 90th day prior to such special meeting or, if the first public announcement of the date of such special meeting of Shareholders is less than 100 days prior to the date of such special meeting, the tenth day following the day on which public announcement is first made of the date of the special meeting of Shareholders and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any postponement or adjournment of a special meeting of Shareholders, or the public announcement thereof, commence a new time period (or extend any time period) for the giving of a Shareholder Notice.

      (c)	General.  (1)  Upon written
request by the Secretary or the Board of Directors or any committee thereof, any Shareholder proposing a nominee for election as a director or any proposal for other business at a meeting of Shareholders shall provide, within five Business Days of delivery of such request
(or such other period as may be specified in such request), written verification, satisfactory, in the discretion of the Board of Directors or any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the Shareholder pursuant to this Section 9.11. If a Shareholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed by the Board of Directors not to have been provided in accordance with this Section 9.11.
Notwithstanding anything herein to the contrary, the Corporation shall have no obligation to inform a Shareholder of any defects with respect to the timing or substance of a Shareholder
Notice or give such Shareholder an opportunity to cure any defects.

      (2)	Only such individuals who are
nominated in accordance with the procedures set forth in this Section 9.11 shall be eligible for election by Shareholders as directors, and only such business shall be conducted at a meeting of Shareholders as shall have been brought before the meeting in accordance with the procedures set forth in these Bylaws. Except as otherwise provided by law, the charter of the Corporation or these By-laws, the chairman presiding over the meeting of Shareholders shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the charter or these Bylaws and, if any proposed nomination or business is not in compliance with the procedures set forth in the charter and these Bylaws, to declare that such defective proposal or nomination shall be disregarded.
Any determination by the chairman presiding over a meeting of Shareholders shall be binding on all parties.

      (3)	For purposes of this Section 9.11,
"public announcement" shall mean disclosure
(i) in a press release reported by the Dow Jones
News Service, Associated Press, Business Wire,
PR Newswire or comparable news service, (ii) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to the 1934 Act or the 1940 Act and the rules and regulations promulgated thereunder or (iii) on a Web site accessible to the public maintained by the Corporation or by its investment manager or an affiliate of such investment manager with respect to the Corporation.

      (4)	Notwithstanding the foregoing
provisions of this Section 9.11, a Shareholder shall also comply with all applicable law, including, without limitation, requirements of state law and of the 1934 Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 9.11.
Nothing in this Section 9.11 shall be deemed to affect any right of the holders of any class or series of the Corporation's preferred stock (if any) if and to the extent provided under law, the charter of the Corporation or these Bylaws.

      9.12	Submission of Questionnaire,
Representation and Agreement.  To be
eligible to be a Shareholder nominee for election as a director of the Corporation, the proposed nominee must deliver (in accordance with the time periods prescribed for delivery of a Shareholder Notice) to the Secretary of the Corporation at the principal executive office of the Corporation a written questionnaire with respect to the background and qualification of such person (which questionnaire shall be provided by the Secretary of the Corporation upon written request) and a written representation and agreement that such person
(a) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any Person as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a "Voting
Commitment") that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person's ability to comply, if elected as a director of the Corporation, with such person's fiduciary duties under applicable law, (b) is not and will not become a party to any agreement, arrangement or understanding with any Person other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein and (c) in such person's individual capacity, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

ARTICLE 10
Books and Records; Other Matters

10.1 Books and Records.  The books and
records of the Corporation may be kept in or outside the State of Maryland at such office or offices of the Corporation and/or its agents as may from time to time be determined by the officers of the Corporation.

10.2  Stock Ledger.  A stock ledger shall be
maintained for the Corporation that contains the name and address of each Shareholder and the number of shares of stock registered in the name of each Shareholder. The stock ledger may be in written form or in any other form that can be converted within a reasonable time into written form for visual inspection. The original or a duplicate of the stock ledger shall be kept at the offices of the transfer agent, within or without the State of Maryland, or, if none, at the principal office of the Corporation in the State of Maryland or the principal executive offices of the Corporation.

10.3  Fiscal Year.  The fiscal year of the
Corporation shall be fixed by the Board of Directors.

10.4  Voting Stock in Other Corporations.
Unless otherwise ordered by the Board of Directors, any and all shares of stock owned or held by the Corporation in any other corporation shall be represented and voted at any meeting of the shareholders of any such corporation by any one of the following officers of this Corporation in the following order who shall attend such meeting: the Chief Executive Officer, the President, a Vice President, or the Treasurer, and such representation by any one of the officers above named shall be deemed and considered a representation in person by the Corporation at such meeting. In addition, any of the officers named above may execute a proxy to represent the Corporation at such shareholders' meeting and to vote all shares of such corporation owned or held by the Corporation with all power and authority in the premises that any of the officers above named would possess if personally present. The Board of Directors by resolution may from time to time confer like powers upon any other person or persons. Voting of portfolio securities shall at all times comply with any and all requirements of the 1940 Act.

ARTICLE 11
Indemnification

11.1  Indemnification of Directors and
Officers. Any person who was or is a party or is threatened to be made a party in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is a current or former Director or officer, or is or was serving while a Director or officer at the request of the Corporation as a director, officer, partner, manager, trustee, employee, agent or fiduciary of another corporation, partnership, joint venture, limited liability company, trust, employee benefit plan or any other enterprise, shall be indemnified by the Corporation against judgments, penalties, fines, excise taxes, settlements and reasonable expenses (including attorneys' fees) actually incurred by such person in connection with such action, suit or proceeding to the full extent permissible under the Maryland General
Corporation Law, the Securities Act of 1933 and the 1940 Act, as such statutes are now or hereafter in force, except that such indemnity shall not protect any such person against any liability to the Corporation or any Shareholder thereof to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office
("disabling conduct").

11.2  Advances. The Corporation shall advance
expenses to its current and former Directors and officers; provided, however, (1) the person seeking the advance of expenses shall provide a security in form and amount acceptable to the Corporation; (2) the Corporation is insured against losses arising by reason of the advance;
or (3) a majority of a quorum of Directors of the corporation who are neither "interested persons" as defined in Section 2(a)(19) of the 1940 Act, nor parties to the proceeding ("disinterested non-party Directors") or independent legal counsel, in a written opinion, shall determine, based on a review of facts readily available to the Corporation at the time the advance is proposed to be made, that there is reason to believe that the person seeking indemnification will ultimately be found to be entitled to indemnification.

11.3  Procedure. At the request of any current
or former Director or officer, or any employee
or agent whom the Corporation proposes to
indemnify, the Board of Directors shall
determine, or cause to be determined, in a
manner consistent with the Maryland General
Corporation Law, the Securities Act of 1933 and
the 1940 Act, as such statutes are now or
hereafter in force, whether the standards
required by this Article 11 have been met;
provided, however, that indemnification shall be
made only following: (a) a final decision on the
merits by a court or other body before whom the
proceeding was brought that the person to be
indemnified was not liable by reason of
disabling conduct; or (b) in the absence of such
a decision, a reasonable determination, based
upon a review of the facts, that the person to be
indemnified was not liable by reason of
disabling conduct by: (i) the vote of a majority
of a quorum of disinterested non-party
Directors, or (ii) an independent legal counsel in
a written opinion.

11.4  Indemnification of Employees and
Agents. Employees and agents who are not officers or Directors may be indemnified, and reasonable expenses may be advanced to such employees or agents, to the extent permissible under the Maryland General Corporation Law, the Securities Act of 1933 and the 1940 Act, as such statutes are now or hereafter in force, and to such further extent, consistent with the foregoing, as may be provided by action of the Board of Directors or by contract.

11.5  Other Rights. The indemnification and
advancement of expenses provided by this
Article 11 shall not be deemed exclusive of any other right, in respect of indemnification or otherwise, to which those seeking such indemnification or advancement of expenses may be entitled under any insurance or other agreement, vote of Shareholders or disinterested
Directors or otherwise, both as to action by a Director or officer of the Corporation in his official capacity and as to action by such person in another capacity while holding such office or position, and shall continue as to a person who has ceased to be a Director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

11.6 Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or who, while a Director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, manager, trustee, employee, agent or fiduciary or another corporation, partnership, joint venture, limited liability company, trust, employee benefit plan or any other enterprise, against any liability asserted against and incurred by him in any such capacity, or arising out of his status as such, provided that no insurance may be obtained by the Corporation for liabilities against which it would not have the power to indemnify him under this Article
11 or applicable law.

11.7  Constituent, Resulting or Surviving
Corporations. For the purposes of this Article
11, references to the "Corporation" shall include all constituent corporations absorbed in a consolidation or merger as well the resulting or surviving corporation so that any person who is or was a Director, officer, employee or agent of a constituent corporation or is or was serving at the request of a constituent corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under this Article 11 with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

11.8  Amendments.  Neither the amendment
nor repeal of this Article, nor the adoption or amendment of any other provision of the By-
Laws or Charter inconsistent with this Article, shall apply to or affect in any respect the applicability of the provisions of this Article with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

ARTICLE 12
Amendments to the By-Laws

12.1  General.  The Board of Directors shall
have the exclusive power to adopt, alter or repeal any provision of these By-Laws and to make new By-Laws.


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